UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2017
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017, the Board of Directors of Westell Technologies, Inc. (the “Company”) appointed Mark A. Zorko, age 64, to the Company’s the Board of Directors. Mr. Zorko will serve as Chairman of the Audit Committee of the Board of Directors. At the same time, the Board of Directors announced that Fared Adib, a Board member since 2014, was stepping down from the Board of Directors effective January 30, 2017.
Mr. Zorko is a principal with executive management and business support services firm Brentwood Advisory, LLC. Mr. Zorko chairs the Nominating and Corporate Governance Committee and serves on both the Audit and Compensation Committees of MFRI (NASDAQ: MFRI), a $100-million firm in the piping solutions industry. He was the interim CFO at radiation science and services firm Landauer Inc. (NYSE: LDR) from June 2014 until April 2015. Mr. Zorko served as the CFO of Steel Excel, Inc. (NASDAQ: SXCL), a public energy industry firm, from August 2011 until May 2013. He also served as the President and CEO of SXCL's subsidiary Wells Services Ltd. (WSL), a $30-million Steel Excel business, in 2012 and CFO of DGT Holdings (DGTC), a medical imaging firm, from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company.
Mr. Zorko is on the Audit Committee for Opportunity Int'l, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. He received a Master of Business Administration in IT from the University of Minnesota and a Bachelor of Science in Accounting from The Ohio State University. After completing his MBA, Mr. Zorko began his career as a CPA at Arthur Andersen, and worked his way up via the controllership ranks at Honeywell and Zenith Data Systems in the United States and Europe. He is a Certified Public Accountant and a NACD Board Leadership Fellow.
In connection with his appointment to the Board, Mr. Zorko received a grant of 20,000 restricted shares of the Company's Class A Common Stock. This award vests on the first anniversary of the grant date.
Mr. Zorko will also receive the same compensation as other non-employee directors of the Company. A description of the Company’s director compensation plan is included in the Company’s proxy statement for the 2016 annual meeting of stockholders, which was filed with the SEC on August 2, 2016, under the heading “Director Compensation.”

A copy of the press release announcing the appointment of Mr. Zorko to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release announcing the appointment of Mr. Zorko to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	January 30, 2017	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary